UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2010
MGIC Investment Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-10816	39-1486475

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

MGIC Plaza, 250 East Kilbourn Avenue, Milwaukee, WI	53202

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 347-6480
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Effective January 28, 2010, the Board of Directors (the “Board”) of MGIC Investment Company (the “Company”) approved amendments (the “Amendments”) to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws” or the “Company Bylaws”) to clarify and enhance the Company’s procedures (1) with respect to indemnification of, and advancement of expenses to, the Company’s officers and directors by the Company and (2) in connection with an incumbent director nominated for reelection by the Board receiving less than a majority of shareholder votes in an uncontested election. The material provisions of the Amendments are described below.
Section 3.01 — Majority Vote Modifications. The Bylaws were amended to require the Board to promptly publicly disclose the Board’s decision regarding a director’s resignation (including the reason(s) for rejecting the resignation, if applicable) in situations where an incumbent director fails to receive a majority of the votes cast in an uncontested election (“Majority Vote”). Additionally, the Bylaws were amended to clarify that the Board is permitted, in situations in which an incumbent director fails to receive a Majority Vote in an uncontested election, to decrease the size of the Board as permitted under the Wisconsin Business Corporation Law, whether or not such director submitted a resignation as required pursuant to the Bylaws.
Article VIII — Modifications to Director and Officer Indemnification. Article VIII of the Bylaws was amended to, among other things, make the following changes as it relates to director and officer indemnification and advancement of expenses: (1) requiring that the Company pay any indemnification claim with respect to liabilities incurred by a director or officer in connection with a proceeding to which he or she is a party because he or she is a director or officer within 30 days of a claim, unless (a) during that 30-day period, independent directors comprising a quorum of the Board determine that the director or officer engaged in a breach of duty or (b) there are not at least two directors who are not parties to the subject proceeding (if either applies, a “Negative Board Determination”) (prior to the Amendments, the payment was to be made within 120 days of a claim, unless a Negative Board Determination occurred during the period); (2) allowing a director or officer to appeal a Negative Board Determination to an independent counsel, an arbitration panel or a court (prior to the Amendments, a director or officer could only appeal to an independent counsel or arbitration panel); (3) clarifying certain provisions; and (4) providing that a director or officer is entitled to indemnification and advancement for his expenses incurred while acting as a witness in a proceeding because he is a director or officer of the Company pursuant to procedures outside of those specified for indemnification and advancement of expenses when the director or officer is a party to the proceeding (until the director or officer is also a party to the proceeding or threatened to be made a party), provided that this last change will not apply retroactively to requests for indemnification or advancement of expenses by any officer or director for a period in which he or she has been or is reasonably expected to be a witness in a proceeding if such period commenced prior to the effective date of the Amendments.

Effective January 28, 2010, the Board of Directors of the Company’s subsidiary Mortgage Guaranty Insurance Corporation (“MGIC”) approved amendments to the Revised and Restated Bylaws of MGIC (the “MGIC Bylaws”). These amendments conformed the provisions of the MGIC Bylaws with respect to indemnification of, and advancement of expenses to, directors and officers to Article VIII of the Company Bylaws. Such indemnification and advancement provisions of the Company Bylaws and MGIC Bylaws provide that they shall be deemed to be a contract between the Company or MGIC, as applicable, and each director and officer of such corporation. Each of the directors and officers of the Company is also a director or officer of MGIC and is entitled to the contractual rights provided by the MGIC Bylaws.
The Amendments are filed as Exhibit 3.1 to this Current Report on Form 8-K. The foregoing description is qualified in its entirety by reference to the actual text of the Amendments.
Item 9.01. Financial Statements and Exhibits.
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.

(3.1)	Amendments to the Bylaws of the MGIC Investment Corporation

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGIC INVESTMENT CORPORATION
Date: February 3, 2010	By:	/s/ Timothy J. Mattke
Timothy J. Mattke
Vice President and Controller

EXHIBIT INDEX

Exhibit
Number	Description

(3.1)	Amendments to the Bylaws of the MGIC Investment Corporation